EXHIBIT 16


                            LEON P. WILDE, CPA, INC.
                       3452 W. Boynton Beach Blvd., St. 10
                            Boynton Beach, FL. 33436




                                                  August 31, 1998


Securities and Exchange Commission
Washington, DC  20549



Dear Commission:

         I hereby agree with the statements contained in the Form 8-K (Item 4) filed with the SEC by Phoenix International Industries, Inc.'s on August 31, 1998 regarding the change in registrant's Certifying Accountant.

         As stated therein, the were no disagreements of and kind with Phoenix.

         Should you require any further information, please do not hesitate to call.

                                                Sincerely Yours

                                                /s/ Leon P. Wilde, CPA
                                                -----------------------
                                                    Leon P. Wilde, CPA